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                                                                   EXHIBIT 10.33

                                 LOAN AGREEMENT

         This Loan Agreement is entered into effective this 9 day of Sept, 1996, between GAINSCO, INC., a Texas corporation, with its principal offices at 500 Commerce Street, Fort Worth, Texas 76102 ("Borrower"); and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association with offices at 500 Throckmorton Street, Fort Worth, Texas 76102 ("Lender").

         In consideration of the mutual covenants and agreements herein contained and of the loan described below, Borrower and Lender agree as follows:

                                   ARTICLE 1

                                 GENERAL TERMS

         Section 1.1 Terms Defined Above. As used in this Agreement, the terms "Borrower" and "Lender" have the meanings indicated above.

         Section 1.2 Certain Definitions. As used in this Agreement, the following terms have the meanings assigned below, unless the context otherwise requires:

         "Agreement" means this Loan Agreement, as the same may from time to time be amended or supplemented.

         "Base Rate" means the variable rate of interest per annum established by Lender from time to time as its base rate, whether or not charged. Such rate is established by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced in relation to such rate, that such rate is not necessarily the lowest or best rate actually charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate. In the event there exists any dispute or uncertainty with respect to the interest rate constituting the Base Rate, the rate certified in writing by the President, Cashier, any Vice President, or any Assistant Cashier of Lender as constituting the Base Rate shall be conclusive evidence of such fact.

         "Borrowing Request" means a request for the Loan to be made pursuant to Section 2.1 hereof.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are authorized or required to be closed under the laws of the State of Texas.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" means the occurrence of any of the events specified in Section 7.1 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.





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         "Excepted Liens" means: (i) liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (ii) liens in connection with workers compensation, unemployment insurance or other social security, old age pension or public liability obligations; (iii) legal or equitable encumbrances deemed to exist by reason of negative pledge covenants and other covenants or undertakings of like nature; (iv) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted; (v) vendor's, carrier's, warehouseman's, repairman's, mechanic's, workman's, materialman's, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any Properties in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Borrower; (vi) servitudes, easements, restrictions, rights-of-way and other similar rights in real or immovable Properties or any interest therein, provided the same do not materially impair the use of such Properties for the purposes for which it is held by Borrower.

         "Facility Fee" means the fee on the revolving line of credit evidenced by the Note, payable by Borrower to Lender in quarterly installments, and calculated as three-eighths of one percent (3/8%) of the average for the prior quarter of an amount determined daily equal to the difference between $5,000,000 and the daily outstanding principal balance owing on the Loan.

         "Financial Statements" means the financial statement or statements described or referred to in Section 3.5 hereof

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over Borrower or any Properties of Borrower.

         "Highest Lawful Rate" means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness, as the case may be, under laws applicable to Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.


         "Indebtedness" means any and all amounts owing or to be owing by Borrower to Lender in connection with this Agreement, the Note, any Security Instruments and all other liabilities of Borrower to Lender from time to time existing, whether in connection with this or other transactions.





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         "Lien" means any interest in Properties securing an obligation owed to, or a claim by, a Person other than the owner of the Properties, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Properties.

         "Material Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (ii) the ability of Borrower to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet its obligations under this Agreement, the Note and the Security Instruments on a timely basis.

         "Note" means the promissory note of Borrower described in Section 2.1 hereof and being in the form of note attached as Exhibit A hereto, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

         "Plan" means any plan subject to Title IV of ERISA and maintained by Borrower, or any such plan to which Borrower is required to contribute on behalf of its employees.

         "Potential Default" means the occurrence of any of the events specified in Section 7.1 hereof; whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

         "Properties" means any interest of Borrower in any kind of property or asset, whether real, personal or mixed, and tangible or intangible.

         "Security Instruments" means the agreements or instruments described or referred to in Subsection 8.1(d) hereof and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person (other than participation or similar agreements between Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Note or this Agreement, as such agreements may be amended or supplemented from time to time.

         Section 1.3 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with generally accepted accounting principles applied on a basis consistent with those





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reflected by the Financial Statements, except where such principles are inconsistent with the requirements of this Agreement.


                                   ARTICLE 2


                            AMOUNT AND TERMS OF LOAN


         Section 2.1 The Loan and Facility Fee. (a) Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to make a revolving loan in the amount of $5,000,000.00 to Borrower (the "Loan"). To evidence the Loan made by Lender pursuant to this Section, Borrower will execute and deliver the Note in the principal amount of the Loan, which Note will be payable, bear interest and otherwise be in the form attached as Exhibit A.


                 (b) The Note evidences a revolving line of credit for Borrower. Pursuant to this Agreement and so long as there is no current Event of Default, Borrower may borrow, repay, and re-borrow on the Note. Borrower may request advances on the Note and make payments from time to time, provided that the aggregate principal amount outstanding on the Note shall not at any time exceed $5,000,000; and the unpaid principal balance of the Note shall increase and decrease with each new advance or principal payment.

                 (c) On the first day of each February, May, August, and November and at maturity, Borrower will pay to Lender the Facility Fee on the Note. The Facility Fee is calculated as three-eighths of one percent (3/8%) of the average for the prior quarter of an amount determined daily equal to the difference between $5,000,000 and the daily outstanding principal balance owing on the Loan. The Facility Fee is payable to Lender quarterly for the prior quarter. The first payment of the Facility Fee will be due November 1, 1996.


         Section 2.2 Notice and Manner of Borrowing. The amount and date of each advance hereunder shall be designated by a Borrowing Request properly completed. The Loan shall be made at the office of Lender and shall be funded in immediately available funds in the amount so requested.


         Section 2.3 Computation. All payments of interest shall be computed on the per annum basis of a year of 360 days and for the actual number of days (including the first day but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.


         Section 2.4 Voluntary Prepayments. Borrower may at its option prepay the principal amount of the Note outstanding hereunder in the manner and as provided therein.


         Section 2.5 Payment Procedure. All payments and prepayments made by Borrower under the Note or this Agreement shall be made to Lender at its offices described above in immediately available funds before 12:00 noon, Fort Worth time, on the date that such payment is required to be made. Borrower hereby authorizes Lender, if and to the extent payment or





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prepayment is not made when due hereunder or under the Note or Security
Instruments, to charge from time to time against Borrower's account with Lender any amount so due. Any payment received and accepted by Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next Business Day.

         Section 2.6 Business Days. If the date for any Loan payment or prepayment hereunder falls on a day which is not a Business Day, then, for all purposes of the Note and this Agreement, the same shall be deemed to have fallen on the next Business Day and such extension of time shall in such case be included in the computation of interest.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

         Section 3.1 Corporate Existence. Borrower is a corporation duly organized, legally existing, and in good standing under the laws of the State of Texas and is duly qualified as a foreign corporation in all jurisdictions wherein the Properties owned or leased or the business transacted by Borrower makes such qualification necessary.

         Section 3.2 Corporate Power and Authority. Borrower is duly authorized and empowered to create and issue the Note; Borrower is duly authorized and empowered to execute, deliver, and perform this Agreement and the Security Instruments; and all corporate action on Borrower's part requisite for the due creation and issuance of the Note and for the due execution, delivery, and performance of this Agreement and of the Security Instruments has been duly and effectively taken.

         Section 3.3 Binding Obligations. This Agreement, the Note, and the Security Instruments constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

         Section 3.4 No Legal Bar or Resultant Lien. Borrower's execution, delivery, and performance of the Note, this Agreement, and the Security Instruments does not and will not violate any provisions of its articles of incorporation or bylaws or any contract, agreement, instrument, or Governmental Requirement presently in effect to which Borrower is subject, or result in the creation or imposition of, or obligation to create, any Lien upon any Properties of Borrower, other than those permitted by this Agreement.

         Section 3.5 Financial Condition. The audited annual consolidated financial statements of Borrower for its fiscal year ended December 31, 1995, and the unaudited interim consolidated financial statements of Borrower for its fiscal quarter ended March 31, 1996 (including any related schedules or notes), which have been delivered to Lender, have been prepared in





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accordance with generally accepted accounting principles, consistently applied, and fully and accurately present the financial condition and changes in financial position of Borrower at the date or dates and for the period or periods stated (subject only to normal year-end audit adjustments with respect to such unaudited interim statements). No change, either in any case or in the aggregate, has since occurred in the condition, financial or otherwise, of Borrower which would have a Material Adverse Effect.

         Section 3.6 Investments and Guaranties. At the date of this Agreement, Borrower has not made investments in, advances to or guaranties of the obligations of any Person, except those the material details of which are set forth in the Financial Statements.


         Section 3.7 Liabilities and Litigation. Except for liabilities incurred in the normal course of business, Borrower has at the date of this Agreement no material liabilities, direct or contingent, except those the material details of which have been set forth in the Financial Statements. At the date of this Agreement there is no litigation, legal, administrative, or arbitral proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Properties which involves the possibility of any judgment of liability not fully covered by insurance and which would have a Material Adverse Effect.


         Section 3.8 Taxes; Charges. Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other Governmental charges levied upon it or upon its Properties or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.


         Section 3.9 Title. Borrower has good title to its material Properties, free and clear of all Liens, except (i) Liens the material details of which have been set forth in the Financial Statements, (ii) Liens and minor irregularities in title which do not materially interfere with the occupation, use, and the normal course of Borrower's business as presently conducted or materially impair the value thereof for such business, or (iii) Liens otherwise permitted or contemplated by this Agreement or the Security Instruments.


         Section 3.10 Defaults. Borrower is not in default nor has any event or circumstance occurred which, but for the passage of time of the giving of notice, or both, would constitute a default (in any respect which would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement, or other agreement or instrument evidencing or pertaining to any obligation for the payment of money of Borrower, or under any material agreement or instrument to which Borrower is a party or by which Borrower or its Properties are bound. No Potential Default hereunder has occurred and is continuing.


         Section 3.11 Casualties and Taking of Properties. Since the date of the Financial Statements, neither the business nor the Properties of Borrower have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition, or taking of Properties or cancellation of contracts, permits, or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.





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         Section 3.12 Use of Proceeds; Margin Stock. The proceeds of the Note will be used by Borrower for the purpose of providing financing for purchasing treasury stock of Borrower, for Borrower's working capital, and for other general corporate purposes. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R., Part 221) or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Borrower is not engaged (principally or as one of Borrower's important activities) in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause the Note, this Agreement, or any of the Security Instruments to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 3.13 Compliance with the Law. Borrower is not:

                 (a)      in violation of any Governmental Requirement; nor

                 (b) failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of its Properties or the conduct of its business;

which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

         Section 3.14 ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in section 4043 of ERISA, has occurred with respect to any Plan of Borrower.

         Section 3.15 No Material Misstatements. No information, exhibit, or report furnished to Lender by Borrower in connection with the negotiation of this Agreement contained any material misstatement or fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         Section 3.16 Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.17 Public Utility Holding Company Act. Borrower is not (i) a "holding company," or (ii) a "subsidiary company" of a "holding company," or
(iii) an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or (iv) a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.18 Leases. Borrower enjoys peaceful and undisturbed possession of all leases necessary for the operation of its Properties, none of which contain any unusual or burdensome





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provisions which might affect or impair the operation of the Properties. All leases are valid and in full force and effect.


                                   ARTICLE 4

                             AFFIRMATIVE COVENANTS

         Borrower will at all times comply with the covenants contained in this
Article 4, from the date hereof and for so long as any part of the Indebtedness is outstanding;

         Section 4.1 Financial Statements and Reports. Borrower will promptly furnish to Lender from time to time upon request such information regarding its business and affairs and financial condition as Lender may reasonably request, and will furnish or cause to be furnished to Lender:

                 (a) Audited Annual Reports for Borrower - Promptly after becoming available, and in any event within 90 days after the close of each fiscal year of Borrower, the audited balance sheet of Borrower as at the end of such year, the audited statement of profit and loss of Borrower for such year and the audited statement of reconciliation of capital accounts of Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by the related report of independent public accountants acceptable to Lender which report shall be to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated, except for such changes in such principles with which the independent public accountants shall have concurred; and

                 (b) Annual Statutory Reports - Promptly after becoming available, and in any event within 90 days after the close of each fiscal year of General Agents Insurance Company of America, Inc., an Oklahoma corporation, MGA Insurance Company, Inc., a Texas corporation, and GAINSCO County Mutual Insurance Company, a Texas chartered company (collectively the "Insurance Companies"), the statutory statements of each of the Insurance Companies as at the end of such year, prepared on both a consolidated and an individual basis and in accordance with the requirements of the states in which the Insurance Companies are licensed to operate (the "statutory basis"), setting forth in each case in comparative form the corresponding figures for the preceding fiscal year; and

                 (c) Quarterly Reports - Promptly after becoming available, and in any event within 45 days after the end of each fiscal quarter of Borrower, the balance sheets of Borrower as of the end of such period, the statements of profit and loss of Borrower for such fiscal quarter and for the period from the beginning of the fiscal year to the close of such fiscal quarter, and the statements of reconciliation of capital accounts of Borrower for such fiscal quarter and for the period from the beginning of the fiscal year to the close of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the same period of the preceding fiscal year, certified by the chief financial officer of Borrower to have been prepared in accordance with generally accepted accounting principles, consistently followed throughout the period indicated,





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except to the extent stated therein, subject to the normal changes resulting from year-end adjustments; and

                 (d) Quarterly Statutory Reports - Promptly after becoming available, and in any event within 45 days after the end of each fiscal quarter of the Insurance Companies, the statutory statements of each of the Insurance Companies, prepared in accordance with the statutory basis; and

                 (e) Additional Information - As soon as available, such other information, not otherwise required herein, respecting the business affairs, assets, and liabilities of Borrower and the Insurance Companies, as Lender may from time to time reasonably request.

All financial statements, reports, and information required concerning Borrower shall be prepared and computed on a consolidated basis so as to include information concerning its subsidiaries. All financial statements and reports concerning the Insurance Companies shall be prepared on both a consolidated and an individual basis and in accordance with the requirements of the states in which they are licensed to operate.

         Section 4.2 Certificates of Compliance. Borrower will furnish or cause to be furnished to Lender concurrently with the furnishing of the quarterly financial statements and statutory reports pursuant to Subsections 4.1(c) and
(d) hereof, a certificate of compliance signed by the chief financial officer of Borrower (i) stating that a review of the activities of Borrower has been made under his supervision with a view to determining whether Borrower has fulfilled all of its obligations under this Agreement, the Security Instruments, and the Note; (ii) stating that Borrower has fulfilled its obligations under such instruments and that all representations made herein continue to be true and correct (or specifying the nature of any change), or if any Potential Default shall have occurred which is continuing, specifying such Potential Default and the nature and status thereof; (iii) specifically affirming compliance of Borrower and the Insurance Companies with Sections 6.1 through 6.5 hereof, in the form of the Compliance Certificate attached hereto as Exhibit B; and (iv) containing or accompanied by such financial or other details, information, and materials as Lender may reasonably request to evidence such compliance.

         Section 4.3 Taxes and Other Liens. Borrower will pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower or upon its income or any of its Properties, as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any or all of its Properties; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Borrower and if Borrower shall have set up reserves therefor adequate under generally accepted accounting principles.

         Section 4.4 Maintenance. Borrower will (i) maintain its corporate existence, rights, and franchises; (ii) observe and comply (to the extent necessary so that any failure would not have a Material Adverse Effect) with all Governmental Requirements, and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales





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contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.


         Section 4.5 Further Assurances. Borrower will promptly cure any defects in the creation and issuance of the Note and the execution and delivery of this Agreement and the Security Instruments. Borrower will at its expense promptly execute and deliver to Lender upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement and in the Security Instruments or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect, or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.


         Section 4.6 Reimbursement of Expenses. Borrower will pay all legal fees incurred by Lender in connection with the preparation of this Agreement and any and all Security Instruments contemplated hereby (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and will also pay all fees, charges or taxes for the recording or filing of the Security Instruments. Borrower will also pay all out-of-pocket expenses of Lender in connection with the administration of this Agreement and the Security Instruments. Borrower will, upon request, promptly reimburse Lender for all amounts expended, advanced, or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any Security Instrument or to collect the Note, or to enforce the rights of Lender under this Agreement or any Security Instrument, which amounts will include all court costs, attorneys fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Note on each such amount from the date of written demand or request by Lender for reimbursement until the date of reimbursement to Lender.

         Section 4.7 Insurance. Borrower now maintains and will continue to maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies. In the case of any fire, accident, or other casualty causing loss or damage to any Properties of Borrower, the proceeds of such policies shall be used (i) to repair or replace the damaged Properties, or (ii) to prepay the Indebtedness. Borrower will obtain endorsements to the policies pertaining to all Properties in which Lender shall have a Lien under the Security Instruments, naming Lender as a loss payee and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to Lender.





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         Section 4.8 Accounts and Records. Borrower will keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied, except only for changes in accounting principles or practices with which Borrower's independent public accountants concur and Lender consents.

         Section 4.9 Right of Inspection. Borrower will permit any officer, employee or agent of Lender to visit and inspect any of the Properties of Borrower, examine Borrower's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances, and accounts of Borrower with Borrower's officers, accountants, and auditors, all at such reasonable times and as often as Lender may desire.

         Section 4.10 Notice of Certain Events. Borrower shall promptly notify Lender if it learns of the occurrence of (i) any event which constitutes a Potential Default, together with a detailed statement by a responsible officer of the steps being taken to cure the effect of such Potential Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of indebtedness of Borrower with respect to a claimed default, together with a detailed statement by a responsible officer specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings affecting Borrower, or any of its Properties in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (iv) any event or condition having a Material Adverse Effect.

         Section 4.11 ERISA Information and Compliance. Borrower will promptly furnish to Lender (i) if requested by Lender, promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in
Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the president or the principal financial officer of Borrower specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto. Borrower will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of Borrower and comply with all applicable provisions of ERISA.

         Section 4.12 Fort Worth Office. Borrower will at all times during the term hereof maintain an office located in Fort Worth, Texas.

         Section 4.13 Withholding Taxes. Borrower will make timely payment or deposit of all amounts of tax required to be withheld and paid to or deposited with the United States pursuant to the provisions of Title C of the Internal Revenue Code of 1954, as from time to time amended, with respect to any and all wages paid to employees.





                          Loan Agreement - Page 11

         Section 4.14 Regulatory and Environmental Compliance. Borrower shall comply with all Governmental Requirements applicable to its business and to the use of its Properties, including, without limitation, all Environmental Requirements. As used herein, "Environmental Requirements" means all applicable present and future federal, state, and local statutes, regulations, ordinances, orders, actions, policies, or common law relating to the protection of human health or the environment.

         Section 4.15 Best Rating. Borrower shall cause General Agents Insurance Company of America, Inc., to operate and maintain at all times its business so as to ensure an "A" (excellent) or better rating by A.M. Best Company.


                                   ARTICLE 5

                               NEGATIVE COVENANTS

         Borrower will at all times comply (and will cause the Insurance Companies to comply) with the covenants contained in this Article 5, from the date hereof and for so long as any part of the Indebtedness is outstanding:

         Section 5.1 Other Liabilities. Without Lender's prior written consent, Borrower will not incur or suffer to exist any indebtedness except: (a) indebtedness to Lender; (b) indebtedness to trade creditors incurred in the ordinary course of business; and (c) indebtedness in respect of taxes, assessments, and governmental charges or levies, so long as continued existence of such taxes or other liabilities does not result in a violation of Section
4.3 hereof.

         Section 5.2 Liens. Borrower will not create, incur, assume or suffer to exist any Lien on any of its Properties (now owned or hereafter acquired) except:

                 (a)      Liens securing the payment of any Indebtedness;

                 (b)      Excepted Liens; and

                 (c) Liens existing on Properties owned by Borrower on the date of this Agreement which are disclosed to Lender in Exhibit 5.2 hereto, and all renewals and extensions thereof.

         Section 5.3 Transactions with Affiliates. Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person or entity not an Affiliate. This covenant respecting transactions with an Affiliate does not pertain to transactions of an immaterial nature. As used herein, the term "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Borrower.





                          Loan Agreement - Page 12

         Section 5.4 Loans and Advances by Borrower. Borrower shall not, without the prior written consent of Lender, make or permit to remain outstanding any loans or investments to any Person.

         Section 5.5 Sales and Leasebacks. Borrower will not enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer any Properties, whether now owned or hereafter acquired, and whereby Borrower shall then or thereafter rent or lease as lessee such Properties or any part thereof or other Properties which Borrower intends to use for substantially the same purpose or purposes as the Properties sold or transferred.

         Section 5.6 Merger, Etc. Borrower will not merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all, substantially all, or any integral portion of its Properties (whether now owned or hereafter acquired) to any Person.

         Section 5.7 Proceeds of Note. Borrower will not permit the proceeds of the Note to be used for any purposes other than those permitted by Section 3.12 hereof.

         Section 5.8 ERISA Compliance. Borrower will not at any time permit any Plan maintained by it to:

                 (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended;

                 (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

                 (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Properties of Borrower pursuant to
Section 4068 of ERISA.

         Section 5.9 Nature of Business. Borrower will not permit any material change to be made in the character of its business as carried on at the date hereof.

         Section 5.10 Sale or Discount of Receivables. Borrower will not, except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

         Section 5.11 Contingent Liabilities. Borrower will not guarantee the obligations of any Person.

         Section 5.12 Compensation and Management Fees. Borrower will not pay any management or similar fees nor pay any unreasonable or unusual increases in employee compensation.

         Section 5.13 Purchase of Substantial Assets. Borrower will not purchase, lease, or otherwise acquire all or substantially all of the assets of any other Person or entity, without





                          Loan Agreement - Page 13

Lender's prior written consent, unless the aggregate contract price of all such transactions does not exceed $5,000,000.

         Section 5.14 Prepayments. Except with respect to revolving lines of credit entered into with Lender's prior written consent, Borrower will not directly or indirectly pay any indebtedness other than indebtedness owing to Lender, prior to the date on which such indebtedness is due and payable in accordance with the terms thereof (regardless of any right to prepay under the terms of such indebtedness).

         Section 5.15 Fiscal Year. Borrower will not change its fiscal year or present methods of accounting.

         Section 5.16 Cash Flow Coverage Ratio. Borrower will not allow the cash flow coverage ratio to be less than 1.20:1.0. Such ratio is defined as the quotient obtained by dividing: (a) the maximum allowable annual dividends payable to Borrower under applicable state law by General Agents Insurance Company of America, Inc. as of the preceding December 31; by (b) the sum of:
(i) Borrower's "annualized" year-to-date non-consolidated operating expenses, plus (ii) annualized" year-to-date cash dividends paid or declared by Borrower, plus (iii) $1,500,000. The cash flow coverage ratio will be calculated substantially in the manner set forth in the Compliance Certificate attached hereto as Exhibit B.


                                   ARTICLE 6


                 FINANCIAL AND INVESTMENT RATIOS AND COVENANTS
                            FOR INSURANCE COMPANIES

         Borrower will at all times cause the Insurance Companies to comply with the following:

         Section 6.1 Minimum Risk-based Capital. Risk-Adjusted Surplus to Policyholders (as calculated in accordance with principles approved by The National Association of Insurance Commissioners) will not be less than four (4) times the Authorized Control Level Risk-based Capital.

         Section 6.2 Maximum Combined Ratio. The "combined ratio" for the Insurance Companies, measured as the sum for Insurance Companies of (i) the "loss ratio" and (ii) the "expense ratio," shall not exceed 100% at any time.

         Section 6.3 Bond Portfolio Investment Ratio. The Insurance Companies shall not, without the prior written consent of Lender, invest in or hold bonds which carry Standard and Poor's or Moody's ratings of less than BBB/Baa. The bond holdings of the Insurance Companies rated AA/Aa or better, when combined with the investments of the Insurance Companies in U.S. Treasury Securities and short-term money market funds, shall represent not less than 80% of the Insurance Companies' consolidated investment portfolio at any time.





                          Loan Agreement - Page 14

         Section 6.4 Equity Investments Ratio. The equity investments of the Insurance Companies shall not exceed 10% of the Insurance Companies' consolidated investment portfolio at any time.

         Section 6.5 Investments in High-Yield Securities. None of the Insurance Companies shall, without Lender's prior written consent, invest in any high-yield securities (commonly referred to as "junk securities"), nor in any equity securities of issuers of such securities.

The ratios set forth above in this Article 6 shall be based upon the consolidated reports prepared on a statutory basis and as furnished by the Insurance Companies to Lender. For purposes of determining compliance with this Agreement, the ratios will be calculated substantially in the manner set forth in the Compliance Certificate attached hereto as Exhibit B, which manner of calculation may differ from that used by the National Association of Insurance Commissioners in reporting similar ratios.

                                   ARTICLE 7


                               EVENTS OF DEFAULT

         Section 7.1 Events of Default. Any of the following events shall be considered an "Event of Default" as that term is used herein:

                 (a) Payments - default is made in the payment or prepayment when due of any installment of principal or interest on the Note or other Indebtedness; or

                 (b) Representations and Warranties - any representation or warranty by Borrower in this Agreement or any Security Instrument proves to have been incorrect in any material respect as of the date hereof; or any representation, statement (including financial statements), certificate, request, or other document furnished pursuant to or under this Agreement or any Security Instrument (whether by Borrower, any Person party to any Security Instrument, or any officer, accountant, or attorney thereof) proves to have been incorrect in any material respect as of the date when made or deemed made; or

                 (c) Affirmative Covenants - default is made in the due observance or performance by Borrower of any of the covenants or agreements contained in Article 4 of this Agreement; or

                 (d) Negative Covenants - default is made in the due observance or performance by Borrower of any of the covenants or agreements contained in Article 5 of this Agreement; or

                 (e) Financial Covenants - default is made in the due observance or performance by Borrower of, or there is otherwise any failure to comply with the standards and ratios set forth in, any of the terms, covenants, or agreements contained in Article 6 of this Agreement, and such default or failure continues unremedied for a period of 10 days after the





                          Loan Agreement - Page 15
earlier of (i) notice thereof being given by Lender to Borrower, or (ii) such default otherwise becoming known to Borrower; or

                 (f) Security Instrument Obligations - default is made in the due observance or performance by Borrower or any other Person of any of the covenants or agreements contained in any Security Instrument; or

                 (g) Involuntary Bankruptcy or Other Proceedings - an involuntary case or other proceeding shall be commenced against Borrower which seeks liquidation, reorganization, or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its Properties, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 30 days; or an order for relief against Borrower shall be entered in any such case under the federal Bankruptcy Code; or

                 (h) Voluntary Bankruptcy - Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its Properties, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to, pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

                 (i) Discontinuance of Business - Borrower discontinues its usual business; or

                 (j) Default on Other Indebtedness - Borrower fails to make any payment due on any other indebtedness or obligation for the payment of money; or any event shall occur or any condition shall exist in respect of any such indebtedness or obligation, or under any agreement or instrument under or by which any such indebtedness or obligation is created, evidenced, or secured, the effect of which, with notice, lapse of time, or both, is to cause or to permit any holder of such indebtedness or obligation or a trustee to cause such indebtedness or obligation, or a portion thereof; to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                 (k) Undischarged Judgments - Borrower shall fail within 30 days to pay, bond, or otherwise discharge any judgment or order for the payment of money that is not otherwise being satisfied in accordance with its terms or is not stayed on appeal; or


                 (l) Security Instruments - the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof; cease to be in full force and effect and valid, binding, and enforceable (except as enforceability may be limited as stated in Section 3.3 hereof) in accordance with their terms, or cease to create a valid and perfected lien of





                          Loan Agreement - Page 16
the priority required thereby on any of the collateral purported to be covered thereby, or Borrower shall so state in writing.

         Section 7.2 Certain Remedies. Upon the occurrence of any Event of Default described in Subsection 7.1(g) or (h) hereof; the obligations, if any, of Lender hereunder shall immediately terminate, and the entire principal amount of all indebtedness then outstanding together with interest then accrued thereon shall automatically and immediately become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, notice of acceleration, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and at any time during the continuance of any other Event of Default, Lender may by written notice to Borrower (i) declare the entire principal amount of all Indebtedness then outstanding together with interest then accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, and (ii) terminate the obligations, if any, of Lender hereunder unless and until Lender shall reinstate same in writing.

         Section 7.3 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, or if Borrower becomes insolvent, however evidenced, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Indebtedness of Borrower, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

                                   ARTICLE 8

                             CONDITIONS OF LENDING


         The obligation of Lender to make the Loan pursuant to this Agreement is subject to the conditions precedent stated in this Article 8:

         Section 8.1 Closing and Documentation. The obligation of Lender to make the Loan under this Agreement is subject to the following conditions precedent wherein each document to be delivered to Lender shall be in form, substance, and detail satisfactory to Lender, in its sole discretion:

                 (a) Closing - On a Business Day acceptable to Lender there shall have occurred a closing at which Borrower shall deliver to Lender executed counterparts of this





                          Loan Agreement - Page 17

Agreement and of all instruments, certificates, and opinions referred to in this Article 8 not previously delivered.

                 (b) Note - Borrower shall have duly and validly issued, executed, and delivered the Note to Lender.

                 (c)      Secretary's Certificates -

                          (i)     Lender shall have received certificates of
the secretary or assistant secretary of Borrower setting forth (A) resolutions of its board of directors in form and substance satisfactory to Lender with respect to the authorization of the Note, this Agreement, and any Security Instruments provided herein and the officers of Borrower authorized to sign such instruments, and (B) specimen signatures of the officers so authorized.

                          (ii)    Lender shall also have received a copy,
certified as true by the secretary or assistant secretary of Borrower, of the articles of incorporation and the bylaws of Borrower.


                 (d) Security Instruments - Lender shall have received the following instruments, each duly and validly executed and delivered by the respective parties thereto (other than Lender), and in sufficient executed counterparts for recording purposes when applicable, as security for the Note and other Indebtedness:

                          (i)     Negative Pledge from Borrower by the terms of
which Borrower agrees not to pledge, transfer, or encumber any of its assets, whether now owned or hereafter acquired, including stock held in its subsidiaries.

                          (ii)    Lender reserves the right at any time to
require the pledge of all of Borrower's stock in its subsidiaries as security for the Loan, and any failure by Borrower to deliver such pledge on request in form, substance, and detail satisfactory to Lender, shall constitute an additional Event of Default under this Agreement. If required, the pledge or security agreement covering the stock in the subsidiaries will also be a Security Instrument.

                 (e) Other - Lender shall have received such other documents as it may reasonably have requested at any time at or prior to the closing referred to in Subsection 8.1(a) hereof


                                   ARTICLE 9

                                 MISCELLANEOUS


         Section 9.1 Notices. Any notice required or permitted to be given under or in connection with this Agreement, the Security Instruments, or the Note shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) with written confirmation at substantially the same time as such rapid





                          Loan Agreement - Page 18
transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered, (a) if to Borrower, to its address shown at the beginning of this Agreement, or to such other address and to such individual's or department's attention as Borrower may have furnished Lender in writing; or (b) if to Lender, to its address shown at the beginning of this Agreement, or to such other address and to such individual's or department's attention as Lender may have furnished Borrower in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Lender.

         Section 9.2 Amendments and Waivers. No provision of this Agreement, the Security Instruments, or the Note may be amended or waived, except in writing signed by Borrower (and any other Person, who is a party to any Security Instrument being amended or with respect to which a waiver is being obtained) and Lender.

         Section 9.3 Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement, or in any Security Instrument shall, for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Note, this Agreement, or any Security Instrument.

         Section 9.4 Survival of Agreements. All covenants and agreements of Borrower herein and in the Security Instruments not fully performed before the date hereof or the date of the Security Instruments and all representations and warranties of Borrower herein or in the Security Instruments, shall survive such date or dates.

         Section 9.5 Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower in the Note, this Agreement, and any Security Instrument shall bind its successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Lender. In the event that Lender sells participations in the Note or other Indebtedness of Borrower incurred or to be incurred pursuant to this Agreement, to other lenders, each of such other lenders shall have the rights of set-off against such Indebtedness and similar rights or Liens to the same extent as may be available to Lender.

         Section 9.6 Renewal. Extension. or Rearrangement. All provisions of this Agreement and of any Security Instruments relating to the Note or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension of any period, increase, or rearrangement of any part of the Indebtedness, originally represented by the Note or of any part of such other Indebtedness.

         Section 9.7 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants, attorneys, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under the Note, this Agreement, or any





                          Loan Agreement - Page 19

Security Instrument shall operate as a waiver thereof; except as otherwise provided in Section 9.2 hereof.

         Section 9.8 Cumulative Rights. Rights and remedies of Lender under the Note, this Agreement, and each Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.9 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 9.10 Construction. This Agreement, the Note, and each Security Instrument are contracts made under, and shall be construed in accordance with and governed by, the laws of the United States of America and the State of Texas, as such laws are now in effect and, with respect to usury laws, if any, applicable to Lender and to the extent allowed thereby, as such laws may hereafter be in effect which allow a higher maximum nonusurious interest rate than now allowed.

         Section 9.11 Performance by Lender. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with this Agreement, the Note, or any Security Instrument, Lender may, at its option, perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay to Lender any amount expended in such performance or attempted performance, together with interest thereon at the Highest Lawful Rate from the date of such expenditure by Lender until repaid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any of the duties of Borrower or any other Person hereunder or in connection with all or any part of any Properties upon which Lender has or will acquire a Lien.

         Section 9.12 Indemnification of Lender. Borrower hereby indemnifies and holds Lender harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender, in any way relating to, or arising out of this Agreement, the Note, the Security Instruments, or any of the transactions contemplated therein, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any Person other than Lender.

         Section 9.13 Expenditures by Lender. Any sums spent by Lender pursuant to the exercise of any right or remedy provided under this Agreement, the Note, or any Security Instrument shall become part of the Indebtedness and shall bear interest at the Highest Lawful Rate from the date spent until the date repaid by Borrower.

         Section 9.14 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary in the Note, this Agreement,





                          Loan Agreement - Page 20
or in any Security Instrument or other agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Lender that is contracted for, taken, reserved, charged, or received under the Note, this Agreement, or Security Instruments or under any of the other aforesaid agreements or otherwise with respect to the Note and the Indebtedness, after giving effect to reductions, if any, required by law from the nominal amount loaned to or incurred by Borrower hereunder to determine the true principal amount thereof; shall under no circumstances exceed the maximum amount of nonusurious interest allowed by such applicable law, and the excess, if any, shall be credited by Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the principal amount of and accrued interest with respect to the Note and the Indebtedness is accelerated by reason of an election of Lender resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Lender may never, after giving effect to reductions, if any, required by law from the nominal amount loaned to or incurred by Borrower hereunder to determine the true principal amount thereof; include more than the maximum amount of nonusurious interest allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by Lender to Borrower). All interest so paid or agreed to be paid under the Note, this Agreement, or any Security Instrument shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the Loan until payment in full of the Indebtedness so that the interest for such full period shall not exceed the maximum amount of nonusurious interest allowed by such applicable law. To the extent that Article 5069-1.04, as amended, of the Texas Revised Civil Statutes is applicable to Lender for the purpose of determining the Highest Lawful Rate, Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law.

         Section 9.15 References. The words "herein," "hereof;" "hereunder," and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section, or subsection.

         Section 9.16 Entire Agreement. The Note, this Agreement, and the Security Instruments embody the entire agreement and understanding between Lender, Borrower, and the other respective parties and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof

         Section 9.17 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         Section 9.18 Titles of Articles. All titles or headings to articles, sections, subsections, or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties





                           Loan Agreement- Page 21
and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such content being controlling as to the agreement between the parties hereto.

         Section 9.19 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         THIS WRITTEN LOAN AGREEMENT TOGETHER WITH THE OTHER LOAN INSTRUMENTS MENTIONED HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         Executed effective as of the date first written above.


                                  BORROWER:


                                  GAINSCO, INC.


                                  By: /s/ DANIEL J. COOTS
                                     -------------------------------
                                        Daniel J. Coots,
                                        Senior Vice President
                                        and Chief Financial Officer


                                  LENDER:

                                  BANK ONE, TEXAS, N.A.


                                  By: /s/ JOHN D. HUDGENS
                                     -------------------------------
                                        John D. Hudgens
                                        Vice President




Exhibits
A - Note
B - Compliance Certificate





                          Loan Agreement - Page 22

                           NOTICE OF FINAL AGREEMENT

To:      GAINSCO, INC. ("Borrower")
         500 Commerce Street
         Fort Worth, Texas 76102

As of the effective date of this Notice, Borrower and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("BANK") have consummated a transaction pursuant to which Bank has agreed to make a loan or loans to Borrower, to renew and extend an existing loan or loans to Borrower, or to otherwise extend credit or make financial accommodations to or for the benefit of Borrower, in an aggregate amount up to $5,000,000.00 (collectively, whether one or more, the "LOAN").

In connection with the Loan, Borrower and Bank and the undersigned guarantors and other obligors, if any (collectively, whether one or more, "OTHER OBLIGORS") have executed and delivered and may hereafter execute and deliver certain agreements, instruments, and documents (collectively hereinafter referred to as the "WRITTEN LOAN AGREEMENT").

It is the intention of Borrower, Bank, and Other Obligors that this Notice be incorporated by reference into each of the written agreements, instruments and documents comprising the Written Loan Agreement. Borrower, Bank, and Other Obligors each warrant and represent that the entire agreement made and existing by or among Borrower, Bank, and Other Obligors with respect to the Loan is and shall be contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises exist or shall exist by or among, Borrower, Bank, and Other Obligors that are not reflected in the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

Effective Date: September 9, 1996.

                                        BANK ONE TEXAS, NATIONAL ASSOCIATION


                                        By: /s/ JOHN D. HUDGENS
                                           -------------------------------
                                                John D. Hudgens,
                                                Vice President

ACKNOWLEDGED AND AGREED:

BORROWER:

GAINSCO, INC.

By: /s/ DANIEL J. COOTS
----------------------------------
        Daniel J. Coots
        Senior Vice President and
        Chief Financial Officer